EXHIBIT 23.1
                               ------------

                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT

         As independent chartered accountants, we hereby consent to the incorporation by reference in this registration statement of our reports for the year ending December 31, 1999 for SaleOutlet.com, Inc. and to all references to our Firm included in this registration statement.



March 16, 2001                    /s/ Bruce R. Prager
                                  ---------------------------
                                  Richard A. Eisner  & Company, LLP



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